Exhibit 99.1

Set forth below are the consolidated statements of comprehensive income for the fiscal years ended June 30, 2012, 2011, and 2010 which should be read in conjunction with the information in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.  The following consolidated statements of comprehensive income for the periods indicated are provided to comply with the required retrospective application of the amended guidance of ASC Topic 220.

	(Unaudited)
	Year Ended June 30
	2012	2011	2010
	(In millions)
Net earnings including noncontrolling interests	$1,242	$2,018	$1,919
Other comprehensive income (loss):
Foreign currency translation adjustment	(751)	859	(557)
Tax effect	60	-	-
Net of tax amount	(691)	859	(557)

Pension liability adjustment	(565)	300	(82)
Tax effect	202	(106)	25
Net of tax amount	(363)	194	(57)

Deferred gain (loss) on hedging activities	36	(3)	70
Tax effect	(15)	2	(27)
Net of tax amount	21	(1)	43

Unrealized gain (loss) on investments	(90)	36	43
Tax effect	34	(13)	(16)
Net of tax amount	(56)	23	27
Other comprehensive income (loss)	(1,089)	1,075	(544)
Comprehensive income	153	3,093	1,375
Less: Comprehensive income (loss) attributable to noncontrolling interests	13	(18)	(11)
Comprehensive income attributable to controlling interests	$140	$3,111	$1,386